UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2010

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification of the Rights of Security Holders.

The information provided below in response to Items 5.03 and 8.01 is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2010, The Jones Financial Companies, L.L.L.P. (the “Partnership” or “Jones”), amended and restated its Agreement of Registered Limited Liability Limited Partnership (as so amended, the “Partnership Agreement”).

A description of the material provisions adopted or changed by the amendment to the Partnership Agreement, and, where applicable, the previous provision, follows:

1.	Section 4.4 has been modified to provide that the Managing Partner and members of the Executive Committee shall be designated as the “Executive Officers” of the Partnership;

2.	Section 4.5.A. has been modified to provide that any General Partner may be eligible to receive a guaranteed payment for his or her services to the Partnership as a General Partner;

3.	Section 8.1.A(iii) has been amended to change the distribution basis for the special allocation of 8% of net income allocated to General Partners;

4.	Section 8.1.A(iv) has been amended to change the intent of the Partnership with respect to retention of net income allocated to General Partners (following distributions to Limited Partners and Subordinated Limited Partners under Sections 8.1.A(i) and (ii) and the 8% distribution described in Section 8.1.A(iii)) from 30% to between 20% to 30% of net income allocated to General Partners;

5.	As discussed below under Item 8.01, the Partnership anticipates making loans available to those General Partners that require financing for some or all of their individual partner capital contributions, and Section 4.2 of the Partnership Agreement has been modified to provide that the Managing Partner may not approve such loans in excess of an aggregate “Loan Limitation Amount” determined by the Executive Committee from time to time.

Item 8.01. Other Events.

Beginning in 2011, the Partnership anticipates that it will make loans available to those General Partners that require financing for some or all of their individual General Partner’s Adjusted Capital Contributions (as defined in the Partnership Agreement). Currently, General Partners obtain loans from banks to make some or all of their individual General Partner’s Adjusted Capital Contributions. Loans made by the Partnership to General Partners will generally be for a period of one year and will bear interest at the Prime Rate, as defined in the loan documents. The Partnership will recognize interest income for the interest paid by General Partners in connection with such loans. General Partners borrowing from the Partnership will be required to repay such loans by applying the majority of earnings received from the Partnership to such loans, net of amounts retained in accordance with Section 8.1A(iv) of the Partnership Agreement and amounts distributed for income taxes thereunder. The Partnership will have full recourse against any General Partner that defaults on loan obligations to the Partnership.

The Partnership will not provide loans to members of the Executive Committee. Executive Committee members who require financing for some or all of their individual partner capital contributions will continue to have a loan directly with banks willing to provide such financing on an individual basis.

The Partnership does not anticipate that these changes will have a significant impact on the Partnership’s liquidity or capital resources.

Impact to Limited Partners.

The impact on the allocation of profits to Limited Partners is the same regardless of whether General Partners finance Capital Contributions (as defined in the Partnership Agreement) with loans from the Partnership or loans from bank financing. By making loans to General Partners, the Partnership is providing funding which was previously provided by banks making individual credit determinations for General Partners. Any proceeds contributed to the Partnership from loans advanced to General Partners will increase the General Partners’ Adjusted Capital Contributions. In accordance with the Partnership Agreement, any increase in the amount of General Partners’ Adjusted Capital Contributions reduces the amount of profits allocated to Limited Partners. The loan advances to the General Partners may increase the Partnership’s credit risk if a General Partner is unable to repay the loan.

Historically, the Partnership has retained approximately 28% or more of General Partners’ net income. Beginning in 2011, the Partnership intends to decrease the amount of retention to approximately 23% of net income allocated to General Partners. If individual income tax rates increase, the Partnership may decrease the percentage of retained net income further. If this retention percentage decreases as a result of the modification to Section 8.1.A(iv) of the Partnership Agreement listed above, the amount of income allocated to Limited Partners would increase. There can be no assurance that the retained amount of income will decrease, and there is no requirement to retain a minimum amount of General Partners’ net income. The percentage of retained net income could change at any time in the future.

Certain statements in Item 8.01 of this Form 8-K are “forward-looking statements” within the meaning of U.S. federal securities laws. Jones intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements include, but are not limited to, statements about Jones’ expectation that regarding the timing of the closing of the transaction. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors and events are beyond Jones’ ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. Jones does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

3.1	Eighteenth Amended And Restated Agreement of Registered Limited Liability Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: November 26, 2010	By:	/s/ Kevin D. Bastien
	Name:	Kevin D. Bastien
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

3.1	Eighteenth Amended And Restated Agreement of Registered Limited Liability Limited Partnership

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